UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On October 7, 2010, American International Group, Inc. (AIG) entered into an Amendment No. 2 (the “Amendment No. 2”) to the Series C Perpetual, Convertible, Participating, Preferred Stock Purchase Agreement, dated as of March 1, 2009, with the AIG Credit Facility Trust (the “Trust”) and the Trust executed a Written Consent, in each case, in order to permit AIG to conduct one or more public or private exchange offers for its outstanding Equity Units.
The Amendment No. 2 and Written Consent are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Amendment No. 2, dated October 7, 2010, to the Series C Perpetual, Convertible, Participating, Preferred Stock Purchase Agreement
10.2	Written Consent of AIG Credit Facility Trust, dated October 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: October 8, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2, dated October 7, 2010 to the Series C Perpetual, Convertible, Participating, Preferred Stock Purchase Agreement
10.2	Written Consent of AIG Credit Facility Trust, dated October 7, 2010